Exhibit 5.1

                         KIRKPATRICK & LOCKHART LLP 1800
                           Massachusetts Avenue, N.W.
                           Washington, D.C. 20036-1800
                                 (202) 778-9000



                                December 12, 1996


V-ONE Corporation
1803 Research Boulevard - Suite 305
Rockville, Maryland 20850

                  Re:      V-ONE Corporation
                           Registration Statement on Form S-8
                           ----------------------------------


Ladies/Gentlemen:

         We have acted as counsel to V-ONE Corporation, a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, covering 350,293 shares and 2,333,333 shares of Common Stock, $0.001 par value per share ("Common Stock"), of the Corporation issuable pursuant to the Corporation's 1995 Non- Statutory Stock Option Plan ("1995 Plan") and 1996 Incentive Stock Plan ("1996 Plan"), respectively.

         We have examined copies of the Registration Statement, the Prospectus forming a part thereof, the Certificate of Incorporation and By-Laws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.




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V-ONE Corporation
December 12, 1996
Page 2


         Based on the foregoing, we are of the opinion that the 2,333,333 shares of Common Stock issuable pursuant to the 1996 Plan, when issued in accordance with the terms of the 1996 Plan, and the 350,293 shares of Common Stock issuable pursuant to the 1995 Plan, when issued in accordance with the terms of the 1995 Plan, will be duly and validly issued by the Corporation, fully paid and non-assessable.

         We hereby consent to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                               Very truly yours,

                               KIRKPATRICK & LOCKHART LLP


                               By: /s/ Kirkpatrick & Lockhart LLP
                               -----------------------------------
                                   Kirkpatrick & Lockhart LLP